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                   NOTICE OF FULL REDEMPTION TO THE HOLDERS OF

                            GREAT DANE HOLDINGS INC.
                     (FORMERLY INTERNATIONAL CONTROLS CORP)
                     12 3/4% SENIOR SUBORDINATED DEBENTURES
                               DUE AUGUST 1, 2001
                               CUSIP NO 459362AB5*


      NOTICE IS HEREBY GIVEN, that Great Dane Holdings Inc. has elected to redeem the entire outstanding principal amount of the above referenced bonds on January 21, 1997 (the "Redemption Date"), pursuant to Article III of the Indenture. The redemption price will be 100% of the principal amount thereof plus accrued interest to January 21, 1997.

      Bonds to be redeemed will be payable upon presentation and surrender on or after January 21, 1997 at First Union National Bank of North Carolina, Bond Administration, Corporate Trust, 230 South Tryon Street, 9th Floor, Charlotte, NC 28288-1179.

      On and after such Redemption Date interest thereon shall cease to accrue and be payable.

      *No representation is made as to the correctness of the CUSIP Number either as printed on the Bonds or as contained herein.

      Under the provisions of the Interest and Dividends Tax Compliance Act of 1983, Paying Agents making payments of principal on municipal securities may be obligated to withhold a 31% tax from remittances to individuals who have failed to furnish the Paying Agent with a certified Taxpayer Identification Number. Holders of The above-described securities who wish to avoid the application of these provisions should submit certificated Taxpayer Identification Number on I.R.S. Form W-9 when presenting their securities for redemption.

                                          By: Great Dane Holdings Inc.


Dated: December 19, 1996